UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

BLOOM ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019

NOTICE AND PROXY STATEMENT

4353 North First Street

San Jose, CA 95134

March 26, 2019

Dear Fellow Stockholders,

It is my pleasure to invite you to our first annual meeting of stockholders.  The meeting is scheduled for 11 a.m., May 9, 2019 at the Courtyard by Marriott San Jose North / Silicon Valley at 111 Holger Way, San Jose, CA 95134.

I hope you will take the opportunity to vote the shares of stock you own for the election of the three Class I directors identified in the attached proxy statement and for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

2018 was a pivotal year for Bloom Energy.  We completed our initial public offering on the New York Stock Exchange and made strong progress on our strategic priorities to drive growth, maintain our fast-paced technical innovation and reduce cost.

Our value proposition is more and more relevant every day to our expanding customer base.  Commercial and industrial companies experienced more and longer grid power outages than ever before.  Many now also face the prospect of higher rates as the cost of protecting overhead transmission lines from escalating extreme weather events must be borne by rate payers. Nationwide, the U.S. also saw an increase in energy-related CO2 emissions for the first time in several years.

Our mission to deliver clean, affordable, resilient, Always On power for the world has never been more relevant.

All of these factors and our own strong business performance helped propel Bloom Energy to a record year in 2018.  In 2018, we grew acceptances (the number of systems deployed and generating revenue) by 30% versus 2017 and delivered full year revenue of $742.0 million, up 97.4% year-over-year including the benefit of the investment tax credit.

We continued to drive down the cost of our existing commercial platform in 2018.  At the same time, we are ramping R&D efforts on our next generation platform which will deliver 33% more power in the same physical footprint and provide a further basis for cost-down.

Lastly, we ended 2018 with new orders spanning multiple countries and a highly diversified set of industries, including data center/cloud services, healthcare, retail, hospitality, advanced manufacturing, higher education, real estate, government and utilities.

Overall, Bloom has never been stronger or more focused on realizing the opportunity before us.

I thank you for your continued interest in and support of Bloom Energy Corporation.

Yours sincerely,

KR Sridhar, Founder, CEO and Chairman

4353 North First Street

San Jose, CA 95134

(408) 543-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 9, 2019 11:00 a.m. PT

Courtyard by Marriott Hotel

111 Holger Way

San Jose, CA 95134

Proposals to Be Voted on at the Meeting:

1.	To elect three Class I directors.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.	To transact any other business that may be properly brought before the 2019 Annual Meeting or any adjournment, continuation or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record as of the close of business on March 11, 2019 are entitled to notice of, and to vote at, the meeting and any adjournments, continuations or postponements thereof.

Your vote as a Bloom Energy stockholder is very important.  Holders of Class B common stock are entitled to ten votes per share.  Holders of Class A common stock are entitled to one vote per share.  For questions regarding your stock ownership, if you are a registered holder, you may contact our transfer agent, American Stock & Transfer through their website at www.astfinancial.com or by phone at 1-800-937-5449.

By Order of the Board of Directors

Shawn M. Soderberg

Executive Vice President, General Counsel and Secretary

San Jose, California

March 26, 2019

All stockholders of record as of the close of business on March 11, 2109 may attend the 2019 Annual Meeting in person.  Whether or not you expect to attend the 2019 Annual Meeting, we encourage you to read the Proxy Statement and vote through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on May 9, 2019.

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

4353 North First Street

San Jose, CA 95134

(408) 543-1500

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2019

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

General Proxy Information

This proxy statement (the “Proxy Statement”) is being furnished to the stockholders of Bloom Energy Corporation, a Delaware corporation (the “Company”, “Bloom”, “we”, “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our 2019 annual meeting of stockholders (the “2019 Annual Meeting”) to be held at the Courtyard by Marriott Hotel, 111 Holger Way, San Jose, California 95134 on Thursday, May 9, 2019, at 11:00 a.m. PT, local time and at any and all adjournments, postponements or continuations of the meeting.

Internet Availability of Proxy Materials

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are using the Internet as a means of furnishing proxy materials to our stockholders.  We believe this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.

On or about March 26, 2019, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018.  The Notice also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail.

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.  We will provide to any stockholder without charge, upon written or oral request, a copy of our Proxy Statement and Annual Report on Form 10-K (without exhibits).  Requests should be directed to Bloom Energy Corporation, 4353 North First Street, San Jose, California 95134, Attention: Corporate Secretary or by calling (408) 543-1500.

Information About the Annual Meeting

Who can vote at the 2019 Annual Meeting?

Only stockholders of record at the close of business on March 11, 2019 (the “Record Date”) will be entitled to vote at the 2019 Annual Meeting.  At the close of business on the Record Date, there were 58,613,640 shares of the Company’s Class A common stock  and 54,325,909 shares of the Company’s Class B common stock outstanding and entitled to vote.  The Class A common stock and the Class B common stock are collectively referred to as the Common Stock in this Proxy Statement.  A list of stockholders entitled to vote at the meeting will be available for inspection at 4353 North First Street, San Jose, California 95134 between the hours of 9:00 a.m. and 5:00 p.m. local time for at least ten days prior to the meeting and will also be available for inspection at the meeting.

2   2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

How do I attend the 2019 Annual Meeting and vote in person?

Attendance at the 2019 Annual Meeting will be limited to stockholders of the Company as of the close of business on the Record Date.  Each stockholder should be prepared to present valid photo identification, such as a driver’s license or passport and proof of stock ownership as of the Record Date.  Stockholders holding their shares of Common Stock through a broker, bank or other nominee will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their Common Stock ownership prior to the Record Date, a copy of the voting instruction card provided by their broker, bank, or other nominee, or similar evidence of ownership.  If you are a stockholder of record as of the close of business on the Record Date and wish to vote in person, we will provide you with a ballot to use to vote at the 2019 Annual Meeting.  If you are a beneficial owner and hold shares of Common Stock through a broker, bank or other nominee, you may not vote your shares of Common Stock in person at the 2019 Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee that holds your shares of Common Stock giving you the right to vote the shares of Common Stock at the 2019 Annual Meeting.

Even if you plan to attend the 2019 Annual Meeting, we recommend that you submit your proxy or voting instructions as described in the Proxy Statement so that your vote will be counted if you later decide not to attend the 2019 Annual Meeting.  You may still attend the meeting and vote in person even if you have already voted by proxy.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of the close of business on the Record Date.  The holders of Class A common stock and Class B common stock will vote together on each matter presented at the 2019 Annual Meeting.

What am I voting on?

You are being asked to vote on the following:

•	election of three Class 1 directors to serve until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified;
•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
•	any other business as may properly come before the 2019 Annual Meeting or any adjournment, continuation or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Company’s Board recommends the following:

•	“FOR” the election of General Colin Powell, Scott Sandell and KR Sridhar as Class I directors.
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

How do I vote my shares?

The procedures for voting are as follows:

Stockholder of Record:  Shares Registered in Your Name

If, as of March 11, 2019, your shares were registered directly in your name with our transfer agent, American Stock & Transfer, then you are considered the stockholder of record with respect to those shares.  As a stockholder of record, you may vote in person at the 2019 Annual Meeting, or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request or that we may elect to deliver to you at a later time.  The method you use to vote will not limit your right to vote at the 2019 Annual Meeting if you decide to attend in person.  Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy in advance.  You may still attend the meeting and vote in person even if you have already voted by proxy.

Bloom Energy Corporation   3

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

To vote through the Internet:  Go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the control number from your Notice.  Your Internet vote must be received by 11:59 p.m. Eastern Time on May 8, 2019, to be counted.

To vote by telephone:  Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the control number from the Notice.  Your telephone vote must be received by 11:59 p.m. Eastern Time on May 8, 2019, to be counted.

To vote by mail:  If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.  If you return your signed proxy card to us and we receive it before the 2019 Annual Meeting, we will vote your shares as you direct.

To vote in person:  Attend the 2019 Annual Meeting at the Courtyard by Marriott Hotel, 111 Holger Way, San Jose, California 95134, and we will give you a ballot when you arrive.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If, on March 11, 2019, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name.  As a beneficial owner, you have the right to direct your nominee how to vote the shares held in your account.  However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting.  Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.  You should have received a voting instruction card and voting instructions with these proxy materials from your brokerage firm, bank or other agent rather than from us.  Simply complete and mail the voting instruction card to ensure that your vote is counted.  Internet or telephonic voting may also be available; however, that will depend on the voting process of your broker, bank or other nominee.  Please see your voting instruction card for further details.

How will my shares be voted if I return a blank proxy card?

If you return a signed and dated proxy card or otherwise submit a proxy without indicating voting selections, your shares will be voted, as applicable, “For” the election of each Class I director nominee and “For” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How will my shares be voted if I do not provide my broker or bank with voting instructions, and what is a “broker non-vote”?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other nominee how to vote your shares, your broker, bank, or other nominee may still be able to vote your shares in its discretion on certain matters.  Brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters.  In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions.  Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.  If a broker, bank or other nominee exercises their discretionary voting authority on Proposal 2, such shares will be considered present at the annual meeting for quorum purposes, counted in the voting results for Proposal 2 and a broker non-vote will occur as to Proposal 1.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the materials you receive from your broker, bank, or other nominee.

4   2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

How many votes are needed to approve each proposal?

•

Proposal No 1: The election of directors requires a plurality vote of the shares of our Common Stock present in person or by proxy at the 2019 Annual Meeting.  “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominee are elected as directors.  As a result with respect to the election of three Class I directors, the three nominees receiving the most “for” votes (among votes properly cast in person or by proxy) will be elected.  “Withhold” votes, abstentions and broker non-votes will have no effect.

•

Proposal No 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019, requires that a majority of the voting power of the shares of stock entitled to vote are present in person or represented by proxy at the 2019 Annual Meeting and are voted for the matter. Abstentions and broker non-votes will have no effect.

Who is making this solicitation?

The Company’s Board is soliciting these proxies and the cost of such solicitation will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares.  In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, by telephone or by email.  Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid 2019 Annual Meeting.  Our Bylaws provided that a quorum will be present if a majority of the voting power of all shares outstanding on the Record Date are represented at the 2019 Annual Meeting, present in person or by proxy.  Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the 2019 Annual Meeting, or if you are a beneficial owner of shares held in street name, if you submit your voting instructions or if your bank, broker or other nominee exercise its voting discretion over such shares.  Abstentions and broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address.  This practice is designed to reduce our printing and postage costs.  Stockholders who participate in householding will continue to receive separate proxy cards.  We do not use householding for any other stockholder mailings.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge, by calling 1-800-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.  Similarly, you may also contact Broadridge if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.  If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the 2019 Annual Meeting?

We intend to announce preliminary voting results at the 2019 Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the 2019 Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Bloom Energy Corporation   5

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the 2019 Annual Meeting.  You may revoke your proxy in any one of following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•

You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 4353 North First Street, San Jose, California 95134.  Such notice will be considered timely if it is received at the indicated address by the close of business on the business day immediately preceding the date of the 2019 Annual Meeting.

•	You may attend the 2019 Annual Meeting and vote in person. However, simply attending the 2019 Annual Meeting will not, by itself, revoke your proxy.

Your most recently submitted proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.  Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at the meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

6   2019 Proxy Statement

PROPOSAL 1

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Bylaws provide that our Board of Directors will be divided into three classes with staggered three-year terms.  As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.  Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

The Board of Directors presently has nine members.  The authorized number of directors may be changed by resolution of the Board of Directors.  Directors in Class I will stand for election at this meeting.  Each nominee has consented to be named a nominee in the Proxy Statement and to continue to serve as a director, if elected.  If any nominee becomes unavailable to serve for any reason before the election, which is not anticipated, your proxy authorizes us to vote for another person nominated by the Board or the Board may reduce its size.   There are no arrangements or understandings between any director and any other person pursuant to which he or she is or was to be selected as a director.  There are no family relationships among directors or executive officers of the Company.

Vote Required

The election of directors will be made by a plurality of votes cast at the 2019 Annual Meeting.  That means the three nominees receiving the highest number of votes will be elected.  Because directors need only be elected by plurality of the vote, abstentions, broker non-votes and withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

As described in detail below, our nominees have considerable professional and business experience.  The recommendation of our Board is based on its carefully considered judgement that the qualifications and experience of our nominees make them well qualified to serve on our Board and give the Board as a group the appropriate skills to exercise its oversight responsibilities.

Information Regarding Nominees and Continuing Directors

Set forth below are descriptions of the business and other experience of the nominees and continuing directors as well as a summary of the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our Board of Directors.

Bloom Energy Corporation   7

PROPOSAL 1

Class I Director Nominees for Election to a Three-Year Term Expiring at the 2022 Annual Meeting

GENERAL COLIN L. POWELL Age: 81 Director Since: 2009 Committee Membership: • Nominating/Governance • Compensation Public Company Boards: • Salesforce.com, Inc.

General Powell served as the 65th U.S. Secretary of State from January 2001 to January 2005.  He served 35 years in the U.S. Army, rising to the rank of Four-Star General and from 1989 to 1993 served as the 12th Chairman of the Joint Chiefs of Staff.  He is Chairman of the Board of Visitors of the Colin Powell School at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance, a nonprofit organization advocating for the strength and well-being of America’s children and youth.

Skills and Qualifications

General Powell’s leadership positions at the highest levels of the U.S. government and philanthropic enterprises, as well as his extensive experience in building organizations and recruiting, developing and motivating talent, provides a valuable perspective to the Board, particularly in the areas of executive compensation, governance and strategic planning and operations.

SCOTT SANDELL Age: 54 Director Since: 2003 Committee Membership: • Nominating/Governance • Compensation (Chair)

Mr. Sandell is Managing General Partner at global venture capital firm New Enterprise Associates, Inc.  (“NEA”).  A General Partner since 2000 and Co-Managing General Partner from 2015–2017, Mr. Sandell served as head of the firm’s technology investing practice for 10 years and has led NEA’s China investing activities for over a decade.  Prior to joining NEA in 1996, Mr. Sandell worked as a Product Manager for Windows 95 at Microsoft Corporation.  Mr. Sandell started his career at the Boston Consulting Group, a global management consulting firm, and later joined C-ATS Software, Inc., a software development company.  Mr. Sandell currently serves on the boards of various private companies.  He previously served on the boards of, among others, Data Domain, Inc., Fusion-io, Inc., Neoteris, Inc., NetIQ Corporation, Playdom, Inc., Spreadtrum Communications, Inc., Tableau Software Inc., WebEx Communications, Inc., and Workday, Inc.  Mr. Sandell also currently serves on the Board of Advisors for the Thayer School of Engineering at Dartmouth and is a former Chairman of the National Venture Capital Association, a trade organization for venture capital and private equity firms.  Mr. Sandell holds an A.B. from Dartmouth College and an M.B.A. from Stanford University.

Skills and Qualifications

Mr. Sandell has been instrumental in helping management develop the Company’s operations and its market and customer growth.  Mr. Sandell’s technical and operations experience with a wide range of technology companies, as well his service on a number of public and private company boards, lends valuable expertise to the Board on scaling an organization and provides an important perspective to the Board on best practices established at other companies.  In addition, Mr. Sandell’s extensive network from his role in the venture capital industry and related organizations provides a wealth of industry knowledge for the Board.

8   2019 Proxy Statement

PROPOSAL 1

KR SRIDHAR Age: 58 Director Since: 2002 Committee Membership: None

Mr. Sridhar is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board since April 2002.  Under his leadership, the Energy Server achieved commercial production and scaled to over 400 MW in deployment, serving 250 customers in four countries and with over $600 million in revenue, the Company completed a successful IPO in 2018.  Since the IPO, the Company has continued to scale with quarter over quarter and year over year revenue growth and a 70% increase in backlog.  Prior to founding the Company, Mr. Sridhar was director of the Space Technologies Laboratory at the University of Arizona where he was also a professor of Aerospace and Mechanical Engineering. Mr. Sridhar has served as an advisor to NASA and has led major consortia of industry, academia, and national labs. Mr. Sridhar also serves as a strategic limited partner at Kleiner Perkins Caufield & Byers (“Kleiner Perkins”), a venture capital firm.  He has also served on many technical committees, panels and advisory boards and has several publications and patents.  Mr. Sridhar received a B.S. in Mechanical Engineering from the National Institute of Technology, Tiruchirappali, India, as well as an M.S. in Nuclear Engineering and a Ph.D. in Mechanical Engineering from the University of Illinois, Urbana-Champaign.

Skills and Qualifications

As a founder of the Company and his demonstrated leadership of the Company as both CEO and Chairman for almost 20 years, Mr. Sridhar has proven, unparalleled and in-depth knowledge of our Energy Server and related solutions, operations, market, regulatory environment, customers, employees and competition.  In addition, he provides the management’s perspective of the Company into the Board discussions and provides valuable insight to our Board’s deliberations regarding our strategy and operations as a result of his extensive experience in the energy industry.

The Board of Directors unanimously recommends a vote FOR the election to the Board of Directors of each of the foregoing Class I director nominees.

Bloom Energy Corporation   9

PROPOSAL 1

Class II Directors – Terms Expiring at the 2020 Annual Meeting of Stockholders

MARY K. BUSH

Age: 70

Director Since: 2017

Committee Membership:

Audit (Chair & Financial Expert)

Public Company Boards:

•     Discover Financial Services

•     ManTech International Corporation

•     Marriott International, Inc.

•     T. Rowe Price Group, Inc.

Ms. Bush has served as President of Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets, strategic business, economic and governance matters since 1991.  She has held several Presidential appointments including the U.S. Government’s representative on the International Monetary Fund Board and Director of Sallie Mae Bank.  She also was head of the Federal Home Loan Bank System during the aftermath of the Savings and Loan crisis and was advisor to the Deputy Secretary of the U.S. Treasury Department.  Earlier in her career, she managed global banking and corporate finance relationships at New York money center banks including Citibank, N.A., Banker’s Trust Company, and JPMorgan Chase Bank, N.A. In 2006, President Bush appointed her Chair of the congressionally-chartered HELP Commission on reforming foreign aid.  In 2007, she was appointed by the Secretary of the Treasury to the U.S. Treasury Advisory Committee on the Auditing Profession.  Ms. Bush also was a director of Briggs & Stratton, Inc. from 2004 to April 2009, of United Continental Holdings, Inc. from 2006 to 2010 and of the Pioneer Family of Mutual Funds from 1997 to 2012.  She also serves on the Kennedy Center’s Community Advisory Board and is Chairman of the Capital Partners for Education, a not-for-profit organization that mentors young people through high school and college.

Skills and Qualifications

Ms. Bush’s extensive and wide ranging experience in finance and accounting, particularly in areas of accounting principles, financial reporting rules and regulations and oversight of the financial reporting process at public companies, as well as her strong governance perspective provides important skills and qualifications to the Board, especially as Chair of the Audit Committee.  In addition, Ms. Bush’s tremendous experience in global financial markets is extremely valuable to the Company as it looks to expand its customer financing options in tandem with its global expansion.

PETER TETI Age: 51 Director Since: 2015 Committee Membership: None

Mr. Teti was originally nominated to serve on our board by Alberta Investment Management Corporation, an institutional investment fund management company, where he is the Senior Vice President of Private Equity, Relationship Investing and Special Opportunities.  Prior to joining Alberta Investment Management Corporation in 2012, Mr. Teti was with N.M. Rothschild & Sons, an investment banking company, from 2002 to 2012, most recently serving as Managing Director, Investment Banking.  Mr. Teti holds a Bachelor’s degree in Commerce from Queen’s University in Canada and is a Chartered Accountant.

Skills and Qualifications

Mr. Teti’s financial and business expertise working with a variety of technology companies in both investment banking and private equity gives him the skills and qualifications necessary to serve as a director.

10   2019 Proxy Statement

PROPOSAL 1

EDDY ZERVIGON Age: 50 Director Since: 2007 Committee Membership: Audit (financial expert)

Mr. Zervigon has been a Special Advisor at Riverside Management Group, a boutique merchant bank since 2012.  Previously, he was a Managing Director in the Principal Investments Group at Morgan Stanley & Co. LLC, a global financial services firm, from 1997 to 2012.  Prior to joining Morgan Stanley, Mr. Zervigon was a Certified Public Accountant at Coopers & Lybrand (now PricewaterhouseCoopers LLP), a public accounting firm.  He previously served as a director of DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, where he served as a member of the audit and compensation committees from 2004 to 2017.  In addition, he has previously served as a board member of MMCinemas, Impsat Fiber Networks, Inc., TVN Entertainment Corporation and Stadium Capital Management, LLC.  Mr. Zervigon has a B.A. in accounting and a master’s degree in taxation from Florida International University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

Skills and Qualifications

Mr. Zervigon brings significant institutional knowledge regarding our Company given his early involvement with the Company at its early growth stages through his position with Morgan Stanley and later as a Company director.  Mr. Zervigon’s financial and transactional experience as an investment banker and his accounting expertise as a CPA with PricewaterhouseCoppers LLP provide important skills and qualifications to our Board and to our Audit Committee.

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PROPOSAL 1

Class III Directors – Terms Expiring at the 2021 Annual Meeting of Stockholders

KELLY A. AYOTTE Age: 50 Director Since: 2017 Committee Membership: Nominating/Governance (Chair) Public Company Boards: • Boston Properties, Inc. • Caterpillar, Inc. • News Corporation

Ms. Ayotte served in the United States Senate from 2011 to 2016, where she chaired the Armed Services Subcommittee on Readiness and the Commerce Subcommittee on Aviation Operations.  She also served on the Homeland Security and Governmental Affairs, Small Business and Entrepreneurship, and Aging Committees.  Senator Ayotte served as the “Sherpa” for Justice Neil Gorsuch, leading the effort to secure his confirmation to the United States Supreme Court.  From 2004 to 2009, Senator Ayotte served as New Hampshire’s first female Attorney General.  Prior to that, she served as the Deputy Attorney General, Chief of the Homicide Prosecution Unit and as Legal Counsel to Governor Craig Benson.  She began her career as a law clerk to the New Hampshire Supreme Court and as an associate at McLane Middleton, P.A.  Senator Ayotte serves on the advisory boards of Microsoft Corporation, Chubb Limited and Cirtronics Corporation.  She is also on the boards of private companies Blink Health LLC and BAE Systems, Inc.  She is a Senior Advisor for Citizens for Responsible Energy Solutions.  She also serves on the non-profit boards of the One Campaign, the International Republican Institute, the McCain Institute, Winning for Women, Swim with a Mission and NH Veteran’s Count.  Senator Ayotte graduated with honors in 1990 from the Pennsylvania State University and earned a Juris Doctor degree in 1993 from the Villanova University School of Law.

Ms. Ayotte’s legal experience and expertise as well as her in-depth knowledge in the areas of public policy and government provides a valuable perspective the Board as the Company operates in the highly regulated energy industry as a new technology.  Ms. Ayotte’s legal and government background and her membership on the board of other public companies gives her the skills and qualifications to lead the Company’s Nominating, Governance and Public Policy Committee.

JOHN T. CHAMBERS Age: 69 Director Since: 2018 Committee Membership: Compensation

Mr. Chambers is the founder and Chief Executive Officer at JC2 Ventures, a venture capital firm.  Prior to founding JC2 Ventures LLC, Mr. Chambers served as the Executive Chairman of the board of Cisco Systems, Inc. (“Cisco”), a networking and information technology company, from July 2015 to December 2017 and as Chairman of the board of Cisco from November 2006 to July 2015.  He also served as Cisco’s Chief Executive Officer from January 1995 until July 2015 and President from January 1995 to November 2006.  Before joining Cisco in 1991, Mr. Chambers was employed by Wang Laboratories, Inc., a former computer-based office information processing systems company, from 1982 to 1990, where, in his last role, he was the Senior Vice President of U.S. Operations.  Mr. Chambers is also the Chairman of the US-India Strategic Partnership Forum and was recently appointed Global Ambassador of the French Tech by President Emmanuel Macron of France.  Mr. Chambers holds a B.A. and B.S. in Business and a J.D. from West Virginia University and an M.B.A. from Indiana University.

Skills and Qualifications

Mr. Chambers’ experience in leading and scaling Cisco Systems as its CEO and Chairman provides valuable perspective to the Board in growing and scaling an organization, particularly in the areas of operations, sales and employee retention, recruitment and compensation.  Mr. Chambers’ global expertise and relationships are valuable to the Board as the Company continues to expand globally.

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PROPOSAL 1

L. JOHN DOERR Age: 67 Director Since: 2002 Lead Independent Director Committee Membership: Compensation Public Company Boards: • Alphabet, Inc. • Amyris, Inc.

Mr. Doerr has been a General Partner of Kleiner Perkins since August 1980.  Mr. Doerr was previously a director of Amazon.com, Inc., an e-commerce company, from 1996 to 2010.  Mr. Doerr holds a B.S. in Electrical Engineering and an M.S. in Electrical Engineering and Computer Science from Rice University and an M.B.A. from Harvard Business School.

Skills and Qualifications

Mr. Doerr, through Kleiner Perkins, was the first investor in the Company, and he brings valuable institutional knowledge to the Board given his long-standing history with the Company and intimate knowledge of the management team and the Company’s operations.  Mr. Doerr’s deep technology expertise, as well as his experience in developing, scaling and managing technology companies and their management, make him well-suited to lead our Compensation and Organization Development Committee.

Bloom Energy Corporation   13

CORPORATE GOVERNANCE AND BOARD MATTERS

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The listing rules of the New York Stock Exchange (“NYSE”) generally require that a majority of the members of a listed company’s board of directors be independent within one year following the closing of an initial public offering.  In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent within one year following the completion of our initial public offering (“IPO”).

Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the listed company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that none of our non-employee directors has a material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that, with the exception of General Powell,  each of our non-employee directors is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC.  In making this determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  Mr. Sridhar is not independent due to his role as the Company’s Chief Executive Officer.  General Powell is not independent under NYSE listing rules given the compensation he receives from us under a consulting agreement.  The Company has a long standing consulting relationship with General Powell under which he assists the Company with our selling and marketing efforts.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairperson and the Chief Executive Officer.  When the positions of Chairperson and the Chief Executive Officer are held by the same person, the Board of Directors will designate a lead independent director.  The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chairperson role.

KR Sridhar, the Company’s Founder and Chief Executive Officer, is also the Chairman of the Board of Directors which the Board believes is currently in the best interest of the Company and its stockholders.  As one of the initial Founders of the Company and Chief Executive Officer for almost twenty years, Mr. Sridhar has led the Company from idea conception and the Board believes Mr. Sridhar has proven that he is effective at leading the day to day operations as well as identifying and communicating our strategic priorities and leading the execution of our strategy.  Mr. Sridhar’s direct involvement in operations of the Company puts him in the best position to propose short- and long-term objectives for the business.  This ensures that the Board of Directors focuses on important strategic objectives yet also understands the challenges the Company faces on a day-to-day basis.  Combining the roles of Chief Executive Officer and Chairman of the Board also provides a clear chain of command and single point of accountability to execute the Company’s strategy.  The non-management directors meet in regular executive sessions, which allows them to review key decisions and to discuss matters independently of Mr. Sridhar.  The lead independent director presides at such sessions.

John Doerr currently serves as the lead independent director.  As lead independent director, Mr. Doerr presides over periodic meetings of our independent non-management directors, serves as a liaison between the chairperson of our Board of Directors and the independent directors, provides input to the Chairman on the schedule and agenda of Board meetings and performs such additional duties as our Board of Directors may otherwise determine and delegate.

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Board Composition

The Board’s Role in Risk Oversight

As part of its oversight function, our Board of Directors has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical.  The Board of Directors exercises this oversight responsibility directly and through its committees.  The oversight responsibility of the Board of Directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, as well as input from external advisors, as appropriate.  These reports are designed to provide timely visibility to the Board of Directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.

The full Board of Directors has primary responsibility for evaluating strategic and operational risk management.  Our Audit Committee has the responsibility for overseeing our major financial, legal, and regulatory risk exposures, which span a variety of areas including litigation, legal and regulatory compliance, reputational and policy matters, financial reporting and controls, credit and liquidity, IT, tax, conflicts of interest and related party transactions, cybersecurity, and international operations.  Our Audit Committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts.  Our Compensation and Organization Development Committee (the “Compensation Committee”) evaluates risks arising from compensation policies and practices and ensures they do not incentivize excessive risk taking as well as risks related to recruiting, retention, attrition and succession planning.  Our Nominating, Governance and Public Policy Committee (the “Nominating Committee”) evaluates risks arising from our corporate governance practices, leadership structure of the Board of Directors, compensation of the Board of Directors and public policy developments.  Each of our committees provide reports to the full Board of Directors regarding these and other matters.

Emerging Growth Company Status; Post-IPO Transition

Emerging Growth Company Status

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies.  These reduced reporting requirements include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

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CORPORATE GOVERNANCE AND BOARD MATTERS

•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation and a stockholder approval of any golden parachute arrangements; and
•	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (1) the end of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (2) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of our 2023 fiscal year, during which the fifth anniversary of our IPO occurs.  We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act.  We currently intend to take advantage of the exemptions discussed above until we no longer qualify as an emerging growth company.

NYSE Transition Rules

The rules of the NYSE allow certain transition periods for newly public companies to fully comply with its corporate governance listing standards.  We are currently relying on such transition rules with respect to the composition of our Audit Committee and Compensation Committee and expect to fully comply with NYSE corporate governance listing standards at or before the time that those transition periods end in July 2019.

Dual Class Structure

Our Class B common stock is entitled to ten votes per share, and our Class A common stock is entitled to one vote per share.  Because of the ten-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively control a majority of the combined voting power of our Common Stock.

The Class B common stock is convertible into Class A common stock at any time at the option of the holder.  In addition, the Class B common stock will automatically convert into Class A common stock immediately prior to the close of business on the fifth anniversary of our initial public offering (July 2023), and may automatically convert earlier than such date upon certain circumstances as described in our Certificate of Incorporation.

Board of Directors Meetings and Annual Meeting Attendance

The Board of Directors held six meetings and acted two times by unanimous written consent during the year ended December 31, 2018.  Additionally, from time to time between formal meetings, members of the Board participate in update or status phone call and briefings, which are not included in the total.  Each director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member.  It is the Company’s policy to encourage our directors to attend annual meetings of stockholders and it is our expectation that all directors will attend the 2019 Annual Meeting.

Committees of the Board of Directors

The Board of Directors has three standing committees:  the Audit Committee, Compensation Committee and Nominating Committee.  Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.  The Board of Directors has adopted written charters for each committee, which are available on the Company’s website at http://investor.bloomenergy.com under the “Corporate Governance” tab.

Audit Committee

Our Audit Committee is comprised of the Honorable Mary K. Bush, who is the Chair of the Audit Committee, and Mr. Zervigon.  The Audit Committee adopted a written charter that was approved by our Board of Directors that among other things, specifies the scope of its rights and responsibilities and satisfies the

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applicable standards of the SEC and the NYSE.  The duties of our Audit Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and

•	reviewing related party transactions and proposed waivers of our code of conduct.

The Board of Directors has determined that each member of our Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the NYSE rules and regulations and we intend to comply with the requirement to have a minimum of three members on our Audit Committee within the applicable transition period as permitted by the NYSE rules.  Each member of our Audit Committee is financially literate as required by current NYSE listing standards.  In addition, the Board of Directors has determined that Ms. Bush and Mr. Zervigon are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”).  The Audit Committee held nine meetings in the year ended December 31, 2018.

Compensation and Organization Development Committee

Our Compensation Committee is comprised of Mr. Scott Sandell, who is the Chair of the Committee, Mr. Doerr, General Powell and Mr. Chambers.  The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers and evaluation of the performance of our senior leadership team.  The duties of our Compensation Committee include, among other things:

•	evaluating the performance of our executive officers, including the chief executive officer;
•	periodically reviewing and making recommendations regarding the reporting structure within our executive officer team, and the effectiveness and efficiency of the team;
•	determining or making recommendations to our Board of Directors regarding, the compensation of our executive officers;
•	administering our stock and equity incentive plans;
•	making recommendations to our Board of Directors regarding incentive compensation and equity plans; and
•	reviewing general policies relating to compensation and benefits of our employees.

All members of the Compensation Committee are independent, with the exception of General Powell.  We intend to comply with the requirement to have all members of the Compensation Committee be independent

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within the applicable transition period as permitted by NYSE rules.  Each member of this committee, other than General Powell, is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.  The Compensation Committee held four meetings and acted two times by unanimous written consent during year ended December 31, 2018.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of the Company.  None of our executive officers currently serve, or have served during the last fiscal year ended December 31, 2018, as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or compensation and organization development committee.

Nominating, Governance and Public Policy Committee

Our Nominating Committee consists of Ms. Kelly Ayotte, who is the Chair of the Committee, Mr. Sandell and General Powell.  The duties of our Nominating Committee include, among other things:

•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting; and
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

All members of the Nominating Committee are independent, with the exception of General Powell.  We intend to comply with the requirement to have all members of the Nominating Committee be independent within the applicable transition period as permitted by the NYSE rules.  The Nominating Committee held one meeting during year ended December 31, 2018.

Board Membership Criteria

The Nominating Committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership.  The Nominating Committee may use outside consultants to assist in identifying candidates.  When formulating its Board membership recommendations, the Nominating Committee will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.  The Nominating Committee will consider candidates for the Board recommended by stockholders using the same criteria in evaluating the candidate as it would any other Board nominee candidate.

The Nominating Committee will also evaluate whether an incumbent director should be nominated for re-election to the Board upon expiration of such director’s term, based upon factors established for new director candidates as well as the incumbent director’s qualifications, performance as a Board member, and such other factors as the Nominating Committee deems appropriate.

Nominees for director will be selected on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, willingness and ability to devote adequate time and effort to Board of Directors responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board of Directors’ overall effectiveness and the needs of the Board of Directors and its committees.

In evaluating potential candidates for the Board, the Nominating Committee will consider the following factors, which are set forth in our Corporate Governance Guidelines:

•	a majority of directors on the Board should be independent directors, unless otherwise required by applicable law, rules, regulations, and NYSE listing standards;
•

candidates should be capable of working in a collegial manner with persons of different educational, business, and cultural backgrounds, and should possess skills and expertise that complement the attributes of the existing directors;

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•	candidates should represent a diversity of viewpoints, backgrounds, experiences, and other demographics;
•	candidates should demonstrate notable or significant achievement and possess senior-level business experience that would benefit the Company;
•	candidates must be individuals of the highest character and integrity;
•	candidates must be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation;
•

candidates for the Audit Committee and the Compensation Committee should have the enhanced independence and financial literacy and expertise that may be required under law, rules, regulations and listing standards of the NYSE;

•	candidates must be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities; and
•	candidates must have the desire to represent the interests of all stockholders.

Stockholder Nominations

Any stockholder may nominate a person for election as a director by complying with the procedures set forth in our Bylaws or may recommend a director pursuant to SEC Rule 14a-8.  See Stockholder Proposals and Nominations.

Related Party Transactions

Concurrent with our IPO in July 2018, the Board of Directors adopted a related party transactions policy which, along with the charter of our Audit Committee, require that any transaction with a related party that must be reported under the applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of the Audit Committee, in which event the transaction must be reviewed and approved by our Nominating Committee.

Our related party transactions policy will apply to transactions, arrangements or relationships in which we are a participant, in which the amount involved exceeds $120,000 and in which a related party has or will have a direct or indirect material interest.  A related party is: (i) any of our directors, nominees for director or executive officers, (ii) any immediate family member of a director, nominee for director or executive officer, and (iii) any person, and his or her immediate family members, or entity that is known by us to be a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

In determining whether to approve or reject a related party transaction, the Audit Committee considers the relevant and available facts, including the impact on a director’s independence if the related party is a director, immediate family member of a director or an entity with which a director is affiliated, the terms of the transaction and any other relevant information and considerations.  The Audit Committee will approve only those transactions with related parties that, in light of known circumstances, are in or are not inconsistent with, the best interest of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.  The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the proposed transaction.

Prior to our IPO, we had no formal, written policy or procedure for the review and approval of related party transactions.  However, our practice had been to have all related party transactions reviewed and approved by a majority of the disinterested members of our Board of Directors, including the transactions described below.  Other than as disclosed below, there were no transactions since January 1, 2018 in which any related party had a direct or indirect material interest pursuant to the terms of our related party transactions policy.

Consulting Arrangement

In January 2009, we entered into a consulting agreement with General Colin L. Powell, a member of our Board of Directors, pursuant to which General Powell performs certain strategic planning and advisory services for us.  Pursuant to this consulting agreement, General Powell receives compensation of $125,000

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CORPORATE GOVERNANCE AND BOARD MATTERS

per year and reimbursement for reasonable expenses.  General Powell received $125,000 in compensation and reimbursements for the year ended December 31, 2018 pursuant to this consulting agreement.

Debt and Convertible Promissory Note Financing

As of December 31, 2018, the Company had $308.1 million in debt from investors considered to be related parties.

Over the years ended December 31, 2013 and 2014, we obtained $40.8 million and $4.1 million, respectively, in term loans due September 2028 from Alberta Investment Management Corporation (“Alberta”) to fund the purchase and installation of Energy Servers related to PPA IIIa.  The loan bears a fixed interest rate of 7.5% and the total debt balance was $40.5 million as of December 31, 2018.

Between December 2014 and June 2015, we issued and sold $193.2 million aggregate principal amount of our 8% Notes to certain investors at a purchase price of 100% of the aggregate principal thereon, including $10.0 million aggregate principal amount, issued in 2014, each to Alberta, KPCB Holdings, Inc.  (“KPCB”) and New Enterprise Associates (“NEA”).  The 8% Notes bear a fixed interest rate of 8%, compounded monthly and mandatorily converted into equity upon the closing of our IPO on July 27, 2018.

In September 2015, we issued $12.5 million in principal amount of our 6% Notes to KPCB and $12.5 million in principal amount of our 6% Notes to NEA pursuant to a note purchase agreement.  In December 2015, we issued $75.0 million aggregate principal amount of our 6% Notes to the Canadian Pension Plan Investment Board (“CPPIB”) pursuant to a note purchase agreement and we agreed to issue, upon the occurrence of certain conditions, warrants to purchase up to 166,222 shares of Class B common stock.  In September 2016, we issued an additional $50.0 million aggregate principal amount of our 6% Notes to CPPIB.  In August 2017, J.P. Morgan’s $75.0 million principal and interest balance associated with the December 2015 issuance and its warrants to purchase up to 146,666 shares of Class B common stock were transferred to CPPIB.

Each of Alberta, KPCB, NEA and CPPIB are stockholders of the Company that beneficially own greater than 5% of our outstanding Class B common stock.  Such beneficial ownership includes, as applicable, shares issuable upon conversion of the 8% and 6% Notes and shares issuable upon the exercise of warrants.

We recorded $2.58 million in accrued interest for the 8% Notes and the 6% Notes held by KPCB; $2.58 million in accrued interest for the 8% Notes and the 6% Notes held by NEA and $593K and $3.1 million in accrued interest for the 8% Notes and PPA IIIa, respectively held by Alberta.  The 8% Notes converted to equity at the closing of the IPO on July 27, 2018.  The paid-in-kind interest under the 6% Notes was being paid in-kind on a monthly basis during the period of January 2018 up and through July 2018. Beginning in August 2018, the Company stopped making payments in-kind and switched to making payments for accrued interest in the form of cash payments on a monthly basis.  Thus, as of December 31, 2018, we had $1.5 million, or one month of accrued interest due to 6% Note holders.  As of December 31, 2018, the total debt balance outstanding under the 6% Notes was $13.9 million for KPCB and $13.9 million for NEA.  As of December 31, 2018, the total debt balance outstanding under the 6% Notes held by CPPIB was $239.9 million. As of December 31, 2018, the total debt balance outstanding under PPA IIIa was $40.5 million.

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Participation in Initial Public Offering

In our IPO, certain of our directors and 5% stockholders and their affiliates purchased shares of our Class A common stock.  Each of those purchases was made through the underwriters or through the directed share program at the IPO price of $15.00 per share.  The following table sets forth the aggregate number of shares of our Class A common stock that these directors and 5% stockholders and their affiliates purchased in our IPO.

Purchaser	Shares of Class A Common Stock	Total Purchase Price
John T. Chambers	333,333	$5.0	M
L. John Doerr	1,333,333	$20.0	M
Colin L. Powell	333,333	$5.0	M
Entities affiliated with New Enterprise Associates	1,333,333	$20.0	M
Total	3,333,332	$50.0	M

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines which provide the framework for our corporate governance along with our Certificate of Incorporation, Bylaws, committee charters and other key governance practices and policies.  Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition.

In addition, the Board of Directors has also adopted a Global Code of Business Conduct and Ethics that is applicable to all of our employees, officers, directors and contractors of the Company.  The Audit Committee, on behalf of the Board of Directors, oversees compliance with the Global Code of Business Conduct and Ethics, including the consideration of actual and potential conflicts of interests, the review and approval of related party transactions and the review and approval of procedures for handling complaints regarding accounting or auditing matters.

Our Corporate Governance Guidelines and Global Code of Business Conduct are available on our website at http://investor.bloomenergy.com under the “Corporate Governance” tab.  We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Global Code of Business Conduct by posting such information on our website at the address specified above.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors, the lead director, the independent directors as a group or individual directors by sending a communication to:

Bloom Energy Corporation

Office of the Corporate Secretary

4353 North First Street

San Jose, California 95134

Each communication should specify the intended recipient(s).  The Office of the Corporate Secretary will initially process the communications and forward appropriate material to applicable members of the Board of Directors.

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CORPORATE SOCIAL RESPONSIBILITY

CORPORATE SOCIAL RESPONSIBILITY

Sustainable Business

Safeguarding Planet Earth for Future Generations: Our Product is Our Promise

The Bloom Energy Server is the world’s most efficient commercially available electric power solution.  Our Energy Servers achieve an industry-leading 60%+ electrical efficiency.  By contrast, the average coal-fired power plant converts only 33% of its energy into electricity.  Importantly, our platform generates electricity without combustion and emits virtually no air pollution.

We help our customers reduce CO2 emissions by displacing more carbon-intensive grid power.  Today our platform, running on natural gas, produces nearly 60% less carbon emissions compared to the average of U.S. combustion power generation.  Our Energy Servers can also utilize biogas as fuel to generate carbon-neutral electricity.

Energy generated from traditional power plants can travel hundreds of miles to the end customer, resulting in energy loss averaging 5% in the U.S., and up to 70% in developing economies.  By generating power onsite, Bloom Energy Servers avoid energy losses, further improving emissions reductions.

To date, we have helped our customers avoid more than 3.5 billion pounds of CO2, equivalent to avoiding the emissions generated by burning 1.7 billion pounds of coal or those generated by an average non-electric passenger vehicle driving 4 billion miles.

Offsetting the Need for Water-Cooled Power Generation

Thermal power plants require significant amounts of water for cooling.  In fact, the number one use of water in the U.S. is for cooling power plants.  Compared to coal-fired and combined cycle natural gas plants, our Energy Servers require only a small amount of water on startup and consume no water during normal operation.  To produce one megawatt per hour for a year, thermoelectric power generation for the U.S. grid withdraws approximately 156 million gallons of water more than our platform.  Reduced water consumption can benefit local watersheds and avoid thermal pollution in oceans and lakes.

Reuse and Recycling

Bloom Energy Servers are designed with full product life cycle sustainability in mind.  We maximize the reuse of components within our systems.  End-of-life units are returned back to our manufacturing operation where components are refurbished and reused in the latest generation of our Energy Servers and excess materials are recycled.  Our manufacturing team continues to find innovative ways to refurbish and recycle all materials through the full life cycle of the product.  Our focus is on reducing the generation of any general landfill waste, including packaging wastes of our systems and components.  We work to reduce our cardboard and foam packaging wastes through compaction, recycling and designing new reusable packaging.  Finding innovative ways to reduce, re-use, and recycle reduces our costs and minimizes our impact to the environment.

Safety in our Operations

Our management is fully committed to providing a safe working environment. We believe in the principle of ‘safety first’ and that all incidents are preventable. We foster an environment with ongoing integration of safety into all activities to eliminate illness and injuries.  To achieve this, the Company has established well defined safety, health and environmental policies and procedures and ongoing training. The Company regularly conducts ‘Gap Analysis’ and develops safety goals and objectives and Key Performance Indicators (KPI’s) for all functional business units of the Company on an annual basis. Leading and lagging indicators are established and monitored to ensure all safety objectives are met and that safety performance is continuously improved. The Company’s good safety performance TRIC (Total Recordable Incident Rate) and DART (Days Away from Work, Days of Restricted Work Activity, Days of Jobs Transfer) rates in comparison with similar industries is indicative of its healthy and mature safety culture.

22   2019 Proxy Statement

CORPORATE SOCIAL RESPONSIBILITY

Social Responsibility

Investing in Education and the Next Generation Workforce

The Company is focused on building an enduring, world-changing business, and we are also committed to creating a world-class workforce.  For example, the Bloom Women’s Leadership Initiative actively encourages professional development for both women and men in our organization by giving the needed encouragement, tools, and opportunities to reach their desired potential.

We also support women and girls in our local communities. For example, Bloom Energy India contributes to the operating costs of the Abhalashrama home in Bangalore, which provides sanctuary, medical care and education for abandoned women and orphaned girls. Our India business also donates used laptops to Pradhan Mantri Kaushal Vikas Yojana (PMKVY), the flagship scheme of the Indian Ministry of Skill Development & Entrepreneurship (MSDE) to provide skills training to the youth.

In the Delaware community, we work closely with educational leaders across the state to ensure that the next generation workforce has the skills and experience necessary to succeed in the 21st century economy.  By partnering with our public schools, charter schools, colleges and educational non-profits, we are providing critical, universal problem solving and leadership-based curriculums and training to help students advance.  This year marked the execution of two Bloom Energy scholarships for Delaware Technical Community College students.

Supporting the Development of the American Manufacturing Sector

True to the intent of successful economic development initiatives, the Company’s presence in Delaware has brought some of the most successful and respected manufacturing gurus to the state.  We have implemented their best practices at the Company and shared their expertise with other Delawareans.  Gary Convis is a great example.  Gary was one of Toyota Motor Corporation’s foremost lean manufacturing experts and their first non-Japanese Managing Officer in North America. the Company brought Gary to the Delaware Manufacturing Association Conference, which was co-chaired by our Manager of External Affairs, as part of our efforts to help more Delaware manufacturers flourish.

Supporting Veterans

Our contributions to the local community do not stop with sharing innovation.  Many of the jobs we have created at the Bloom Manufacturing Center Delaware have been filled by former Chrysler and GM workers, Del Tech and University of Delaware graduates, and Delaware active military and veterans.  As a reflection of our support and dedication to Delaware’s military community, we were pleased to recently be awarded the Pro Patria award by Employer Support for the Guard & Reserve, our fourth award recognition in as many years.

Giving Back to Our Communities

Beyond our day-to-day work, we are proud to be active members of our local communities.  Our team members volunteer and provide fresh food from our garden to the Food Bank of Delaware and donate canned goods to San Jose’s Second Harvest Food Bank. Last year alone, we donated 824 pounds of food to Second Harvest Food Bank.

Our India team provided significant support to those affected by devastating floods in Kerala, India, in 2018. In addition to a company donation, our employees made voluntary payroll deductions and donated clothes, blankets, medicines, sanitary and baby products to the Prime Minister’s Kerala flood relief fund.

With the environment in mind, our employees also plant trees for the Delaware Nature Society and have supported the Silicon Valley Bicycle Coalition’s Bike to Work initiative for the last eight years.  Our employees also give back by raising money for the American Heart Association, participating in the annual Family Giving Tree, partnering with the Police Athletic League to grow their Science Technology Engineering Arts & Math program for kids, and partnering with Jobs for Delaware Graduates to help ensure graduating students are ready to begin their careers.

Bloom Energy Corporation   23

DIRECTOR COMPENSATION

2018 DIRECTOR COMPENSATION

The following table provides information for all compensation awarded to, earned by or paid to our directors for the year ending December 31, 2018, excluding directors who are employees of the Company or directors designated to serve on the Board by investors pursuant to contractual rights (“Qualifying Directors”).  Mr. Doerr, Mr. Sandell and Mr. Teti did not receive any compensation for their service as a director in the year ended December 31, 2018.  In addition, Mr. Sridhar, our Chief Executive Officer, is not separately compensated for his service on the Board.  Please see the 2018 Summary Compensation Table for information regarding the compensation received by Mr. Sridhar with respect to 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Kelly A. Ayotte	75,000	—	—	75,000
Mary K. Bush (2)	100,000	948,000	—	1,048,000
John T. Chambers (3)	69,983	939,977	—	1,009,960
Colin L. Powell (4)	75,000	1,704,300	125,000	1,904,300
TJ Rodgers (5)	18,750	38,700	—	57,450
Eddy Zervigon	75,000	245,110	—	320,110

(1)

The amounts reported represent the aggregate grant date fair value of restricted stock units (RSUs) granted during 2018 for Board service in 2018 and 2017 as computed in accordance with ASC 718.  See Note 2 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 22, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.  The amounts reported in this column reflect the accounting cost for these RSUs and do not purport to reflect the value that will be recognized by our directors.  As of December 31, 2018, the following non-employee directors who served on the Board during 2018 had the following outstanding equity awards:  Ms. Ayotte, 13,334 RSUs; Ms. Bush, 63,200 RSUs and 50,000 stock options; Mr. Chambers, 39,999 RSUs; General Powell, 108,300 RSUs and 83,333 stock options; Mr. Rodgers, 1,250 RSUs; and Mr. Zervigon, 7,917 RSUs.

(2)

Ms. Bush receives an annual compensation of $60,000 for her service on the Board and an additional $40,000 for her service as the Chair of the Audit Committee. Her fee for her role as Chair of the Audit Committee was established before we adopted our Non-Employee Director Compensation Policy below.

(3)

Mr. Chambers’ cash compensation for his service on the Board and the Compensation Committee is payable as fully vested shares of our Class A common stock for each of his first two years of service and payable in cash thereafter. Mr. Chambers joined the Board in August 2018.  In 2018, in lieu of his cash fee, he received a grant of 2,978 shares of Class A common stock, which reflects payment for a full year’s service.  Therefore, payment to Mr. Chambers for service in 2019 will be reduced by the amount of overpayment made in 2018.

(4)	For the year ended December 31, 2018, General Colin Powell received $125,000 of compensation pursuant to a consulting agreement with the Company.
(5)	Mr. Rodgers terminated service as a Board member in January 2018 and the amounts reported reflect prorated fees and a prorated RSU award received in 2018 for 2018 and 2017 service.

Non-Employee Director Compensation Policy

The Board believes it is in the best interests of the Company and its stockholders to adopt a compensation program for directors who are not employees for the Company or directors designated to serve on the Board by investors pursuant to contractual rights (“Qualifying Directors”).  In the years proceeding our IPO, our Compensation Committee retained the services of Compensia, an independent compensation consultant, to assist the Compensation Committee in evaluating and refining our Board of Directors compensation program for a Company that was private but planning to go public.  Compensia provided advice regarding, among other things, peer group composition, a competitive market analysis, and equity strategy.  Compensia does not provide any other services to us.  The Compensation Committee has assessed the independence of Compensia pursuant to the NYSE rules and the Company concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.  Based on the recommendation of Compensia, the following standard compensation arrangement for the

24   2019 Proxy Statement

DIRECTOR COMPENSATION

Qualifying Directors was approved by our Board of Directors in April 2018 and approved by stockholders in May 2018:

Annual Cash Compensation

The following is a summary of the cash compensation that we provide to our Qualifying Directors.  Such cash compensation is paid on a quarterly basis.

General Board Service	Cash
Board service	$60,000
Lead independent director	20,000
Committee Service
Audit Committee
Chair	30,000
Member	15,000
Compensation and Organization Development Committee
Chair	20,000
Member	10,000
Nominating, Governance and Public Policy Committee
Chair	15,000
Member	5,000

Equity Compensation

In 2018, our directors received equity grants that consisted of (i) annual grants of 5,000 RSUs for General Powell and Mr. Zervigon for their continued board service pursuant to our policy (described below), (ii) for Mr. Chambers, an initial grant of 13,333 RSUs upon his appointment to the Board pursuant to our policy (described below), (iii) an additional grant of 2,917 PSUs to Mr. Zervigon for director service in 2017 and (iv) special IPO-related grants to Mr. Chambers, General Powell and Ms. Bush, described below.

We granted Mr. Chambers a special one-time award of 26,666 RSUs in connection with his joining our board after our IPO, which vested at the expiration of our 180-day lock up period following the IPO.  In addition, we granted each of General Powell and Ms. Bush a special one-time award of  RSUs, which vest as to 25% of the shares on each of January 25, 2019, July 25, 2019, January 25, 2020 and July 25, 2020, subject to the named Director’s continued service through the vesting date.  The special IPO grants were intended to reward these directors for all of their work leading up to our IPO and to further align their interests with that of our stockholders by increasing their equity stake in the Company.

Each Qualifying Director appointed to the Board following the date of the Company’s IPO will receive 13,333 RSUs which vest annually over three years (the “Initial Awards”).  On the date of each annual meeting of stockholders, each Qualifying Director who has been serving on the Board and who will continue to serve on the Board following such annual meeting, will be granted 5,000 RSUs, which vest as to 100% of the shares on the one-year anniversary of the grant date (“Annual Award”); provided, that any Qualifying Director who received an Initial Award shall not be eligible for an Annual Award until the Qualifying Director’s Initial Award is fully vested.

2019 Plans

In order to conform to market practices and reduce year-over-year variability in non-employee director equity compensation, the Board of Directors plans to review its compensation practices now that it is a public company and institute any approved changes beginning with the 2019 Annual Award, which will occur after the 2019 Annual Meeting.

Bloom Energy Corporation   25

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of March 11, 2019:

Name	Age	Position(s)

KR Sridhar	58	Founder, Chairman, Chief Executive Officer and Director Nominee
Randy Furr	64	Executive Vice President and Chief Financial Officer
Susan Brennan	56	Executive Vice President and Chief Operations Officer
Glen Griffiths	56	Executive Vice President, Quality, Reliability and Environmental Health and Safety
Matt Ross	58	Executive Vice President, Chief Marketing Officer
Shawn Soderberg	58	Executive Vice President, General Counsel and Secretary
William Thayer	58	Executive Vice President, Sales
Swaminathan Venkataraman	58	Executive Vice President, Engineering and Chief Technology Officer

Biographical information with respect to our executive officers is provided below except for KR Sridhar whose biographical information has been provided above under the heading Proposal 1—Election of Directors—Class I Director Nominees for Election to a Three-Year Term Expiring at the 2022 Annual Meeting.  There are no family relationships between any of our executive officers.

Randy Furr has served as our Executive Vice President, Chief Financial Officer since April 2015.  Prior to joining Bloom Energy, Mr. Furr served as Corporate Executive Vice President and Chief Financial Officer for Spansion, Inc., a manufacturer of flash memory semiconductors, from June 2009 to March 2015.  Mr. Furr held senior executive positions as executive Vice President and Chief Financial Officer at Magellan Navigation, Inc., a portable GPS navigation consumer electronics company, from August 2008 to June 2009, and as Chief Operating Officer and Chief Financial Officer at Aliph, Inc., a consumer Bluetooth telephony device company, from April 2008 to August 2008.  Prior to that, Mr. Furr was at Adobe Systems, Inc., a computer software company, where he served as a Senior Vice President from May 2007 to January 2008, interim Chief Information Officer from November 2006 to May 2007, and as Executive Vice President and Chief Financial Officer from May 2006 to November 2006.  Before joining Adobe Systems, Inc., Mr. Furr spent 13 years at Sanmina-SCI Corporation, an electronics manufacturing services provider, where he served as President and Chief Operating Officer from 1996 to 2005 and as Executive Vice President and Chief Financial Officer from 1992 to 1996.  Mr. Furr served as a Director of Sanmina-SCI Corporation from 1998 until 2005.  Mr. Furr has served as a member of the board of directors of SMART Global Holdings, Inc. since September 2017.  Mr. Furr holds a bachelor’s degree in Business Administration from the University of Oklahoma and is a Certified Public Accountant.

Susan Brennan has served as our Executive Vice President, Chief Operations Officer since November 2013.  Prior to joining Bloom Energy, Ms. Brennan served as Vice President of Manufacturing – Smyrna and Decherd at Nissan North America, Inc., an automobile company, from October 2008 to November 2013.  She also previously served as Director of Global Manufacturing at Ford Motor Company, an automobile company, and in other corporate and manufacturing management roles at Ford Motor Company, Visteon Corporation, a global automotive electronics supplier, and Douglas & Lomason Company, an automotive parts supplier.  Ms. Brennan has served as a member of the board of directors of Senior PLC since January 2016.  Ms. Brennan holds a B.S. in Microbiology from the University of Illinois, Urbana-Champaign and an M.B.A. from the University of Nebraska, Omaha.

Glen Griffiths has served as our Executive Vice President of Quality, Reliability and Environmental Health and Safety since December 2014.  Before joining Bloom Energy, Mr. Griffiths served as the Chief Quality Officer of Hewlett Packard, a technology company specializing in printing, personal computing, software, services and IT infrastructure, from December 2011 until December 2014 and as the Vice President of Global Engineering from December 2008 to December 2011.  He holds a B.Sc. in Engineering from UK

26   2019 Proxy Statement

EXECUTIVE OFFICERS

Open University, a M.Sc. in Reliability, Maintainability and Supportability Engineering from Exeter University and an M.B.A. from UK Open University.

Matt Ross has served as our Executive Vice President, Chief Marketing Officer since October 2011.  He previously served as Executive Vice President and Chief Executive Officer of Global Microsoft Brands and President of McCann Worldgroup, San Francisco.  Mr. Ross also held the role of Chief Operating Officer and Managing Director of IBM Brand Services with Ogilvy & Mather Worldwide in New York, where he served that global agency’s largest account for over a decade.  In these roles, Mr. Ross was responsible for programs spanning over 30 countries in every major region of the world and with annual diversified program spend in excess of $1 billion annually.  Over the course of his career, Mr. Ross has developed extensive marketing experience in global marketing, strategy, branding, communications, customer success, and product strategy in sectors including energy, software, digital devices, technology, and entertainment, spanning consumer and business to business segments.  Mr. Ross has been inducted into the American Advertising Federation Hall of Achievement and holds a B.S. in Business Administration from San Francisco State University.

Shawn Soderberg has served as our Executive Vice President, General Counsel and Secretary since January 2016.  Before joining us, Ms. Soderberg was the Executive Vice President, General Counsel and Secretary of Bio-Rad Laboratories, a global medical technology provider for the life science and clinical diagnostics industries from 2013 to 2016.  Prior to that, Ms. Soderberg was the Senior Vice President, General Counsel and Secretary of Aricent Group, a global design and software engineering services and product company, from 2006 to 2013; Managing Director and General Counsel of H&Q Asia Pacific, a private equity firm, from 2000 to 2006; Vice President, General Counsel and Secretary of Oak Technology, a semiconductor and embedded solutions provider for the optical storage and the digital home entertainment market, from 1996 to 2000; and General Counsel of Microtec Research, Inc., a software provider for embedded systems, from 1994 to 1996.  Prior to Ms. Soderberg’s General Counsel experience, she practiced in a law firm environment.  Ms. Soderberg holds a B.S. in Accounting from the University of Santa Clara, a J.D. from Seattle University School of Law and an LL.M. in Taxation from New York University.

William Thayer has served as our Executive Vice President of Sales since September 2005.  Before joining Bloom Energy, Mr. Thayer served as the Vice President, Sales North America at American Power Conversion Corporation, a provider of end-to-end Network Critical Physical Infrastructure (NCPI).  Prior to this role, Mr. Thayer served in a variety of senior leadership, management and sales roles at American Power Conversion Corporation, including Vice President and General Manager of Asia Pacific.  Mr. Thayer graduated from the U.S. Naval Academy with a B.S. in General Engineering and served for ten years as a Surface Warfare Officer in the U.S. Navy before being assigned to the Naval War College.  He also holds an M.B.A. from the University of Rhode Island.

Swaminathan Venkataraman has served as our Executive Vice President of Engineering and Chief Technology Officer since December 2003.  He has authored or co-authored several patents in the areas of solid oxide fuel cell technology, fuel processing and heat integration and control systems.  Prior to joining Bloom Energy, Mr. Venkataraman was a Principal Technologist at Aspen Technology, Inc., a provider of supply chain management software and professional services, from 1987 to 2003, where he led the commercial development of high end design, simulation and optimization software for the chemical and petrochemical industries.  Mr. Venkataraman holds a bachelor’s degree in Chemical Engineering from the National Institute of Technology, Tiruchirappali and a Ph.D. in Chemical Engineering from Clarkson University.

Bloom Energy Corporation   27

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers.  This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.  Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.  As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements available to emerging growth companies.

Overview

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success.  The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the year as well as our historical compensation practices.  For 2018, the material elements of our executive compensation program were base salary, short-term cash incentives, cash bonuses and equity-based compensation in the form of stock options and restricted stock units (RSUs).

This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and Chairman and our two other most highly compensated executive officers for the year ended December 31, 2018.  We refer to these individuals as our “named executive officers.” For 2018, our named executive officers were:

•	KR Sridhar, Chief Executive Officer and Chairman;
•	Swaminathan Venkataraman, Executive Vice President, Engineering and Chief Technology Officer; and
•	Randy Furr, Executive Vice President and Chief Financial Officer.

Executive officer compensation decisions are determined by our Compensation Committee.  Our Compensation Committee is responsible for establishing our general compensation philosophy and setting the compensation levels of each of our executive officers.  Our Compensation Committee has retained the services of Compensia, an independent compensation consultant, to assist the Compensation Committee in evaluating and refining our executive compensation program.  In 2018, Compensia provided advice regarding, among other things, peer group composition, a competitive market analysis, and equity strategy. Compensia does not provide any other services to us.  The Compensation Committee has assessed the independence of Compensia pursuant to the NYSE rules and the Company concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.

As a newly public company, we expect that our executive compensation program will evolve to reflect our status as a publicly-traded company, while still supporting our overall business and compensation objectives.

Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program.  The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us.   In 2018, our named executive officers each received an increase to their base salary designed to bring his salary to the market median.  The philosophy of our Compensation Committee is to establish base pay at the 50% quartile of our peer group. Please see the “Salary” column in the 2018 Summary Compensation Table for the base salary amounts received by each named executive officer in 2018.

28   2019 Proxy Statement

EXECUTIVE COMPENSATION

Non-Equity Incentive Plan

Historically, we have provided our senior leadership team with short-term incentive compensation through our short-term cash incentive plan.  This incentive plan holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture.  Our short-term incentive plan provides cash incentive award opportunities based on a quantitative assessment by the Compensation Committee of the Company’s performance.

For 2018, this incentive plan provided quarterly and an annual payout based on a pre-established percentage of a participant’s base salary.  Payouts under the 2018 short-term incentive plan were based on Company performance against financial and other goals which were established and measured on a quarterly and annual basis.  For 2018, the performance goals related to revenue and operating income.   The determination of the payout percentage under this short-term incentive plan is applied to both payouts for executives, including our named executive officers, as well as to all employees who participate in this incentive plan.

Please see the “Non-Equity Incentive Plan Compensation” column in the 2018 Summary Compensation Table for the amount of short-term incentives paid to each named executive officer with respect to 2018.

Bonus Program

The Compensation Committee may award spot or other bonuses to reward extraordinary performance, the achievement of corporate goals, retention purposes or for other reasons.  In 2018, Mr. Sridhar was awarded a cash and equity bonus to be payable or become vested upon the achievement of certain corporate initiatives, specifically the consummation of the IPO and related subsequent milestones.  Mr. Sridhar received $2,000,000 of the $3,000,000 cash bonus opportunity in 2018 as a result of having completed two of the milestones and remains eligible to receive the remaining $1,000,000 of this cash bonus program in 2019. In addition, Mr. Sridhar received an equity bonus of RSUs.  The Compensation Committee determined the value of Mr. Sridhar’s 2018 cash and RSU bonus based on his overall performance and after considering the value of in-the-money stock options held by Mr. Sridhar that were expiring, would not be exercised and would be canceled prior to the Company’s IPO.  In recognition of Mr. Venkataraman’s outstanding performance and additional responsibilities he assumed over the past three years, Mr. Venkataraman was awarded an equity bonus of RSUs and is eligible for a cash bonus upon the achievement of certain goals relating to his assistance with the transition of certain responsibilities.  Please see the “Bonus” and “Stock Awards” columns in the 2018 Summary Compensation Table for the amount of bonuses paid to Mr. Sridhar and Mr. Venkataraman in 2018.

Equity Compensation

To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, during 2018, we granted equity compensation in the form of stock options and RSUs relating to our Class B common stock pursuant to our 2012 Stock Plan and our Class A common stock pursuant to our 2018 Equity Incentive Plan.  We believe that both of these elements help support a “pay for performance” culture since stock options only have value if the stock price appreciates from the date of grant and RSUs constitute at-risk compensation since the overall value of the award fluctuates based on our stock price performance.  We encourage our executive officers to own our stock so that they are motivated to maximize our long-term performance and stock value.  To prevent unlawful activity and avoid even the appearance of impropriety, we have adopted a strict Insider Trading Policy which is applicable to our executive officers, as well as our directors, employees and consultants.  This policy requires that our executive officers and other designated insiders only transact in our securities during an open trading window and after obtaining pre-clearance from our General Counsel or pursuant to a Rule 10b5-1 plan.  Further, this policy prohibits engaging in certain short-term or speculative transactions in our securities such as put, calls and short sales.  This policy also prohibits hedging, trading in a margin account or pledging our securities.

Bloom Energy Corporation   29

EXECUTIVE COMPENSATION

During 2018, each of the named executive officers received stock option and RSU grants with vesting based on the named executive officer’s continued service over the applicable vesting periods, which ranged from one year to five years following the grant date depending on the award.  Further, in 2018, immediately prior to our IPO, we made a special one-time grant of RSUs to certain of our employees, including the named executive officers.  This grant provided us with a market equity employee retention vehicle deemed necessary and in line with our competition for talent in the Silicon Valley.

Please see the Outstanding Equity Awards at 2018 Fiscal Year-End table for a summary of outstanding equity awards held by each named executive officer as of December 31, 2018.

2018 Summary Compensation Table

The following table presents summary information regarding the total compensation earned by our Chief Executive Officer and each of our other named executive officers for service to us during fiscal year 2018 and, to the extent required by SEC executive compensation disclosure rules, 2017:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation	Total ($)
KR Sridhar, Founder and Chief	2018	607,500	2,000,000	44,259,315	3,451,400	495,936	50,814,151
Executive Officer	2017	524,039	—	13,138,908	16,099,208	429,220	30,191,374

Swaminathan Venkataraman, Executive Vice President of
Engineering, Chief Technology Officer (4)	2018	383,923	—	11,646,585	1,890,932	166,136	14,087,576

Randy Furr, Chief Financial Officer (4)	2018	407,154	—	11,276,283	—	204,445	11,887,881

(1)

The amount reported for Mr. Sridhar for 2018 reflects a $1,000,000 cash bonus paid upon the pricing of our IPO and a $1,000,000 cash bonus paid upon the completion of the Company’s third quarter earnings call.

(2)

The amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officers during 2018 and 2017, if applicable, as computed in accordance with ASC 718.  See Note 2 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 22, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.  The amounts reported in this column reflect the accounting cost for these RSUs and do not purport to reflect the value that will be recognized by our named executive officers.  The amount reported for each named executive officer for 2018 includes (i) the grant date fair value of the special one-time awards discussed above as follows:  Mr. Sridhar:  $37,259,295; Mr. Venkataraman: $8,620,905 and Mr. Furr: $9,276,272; (ii) grants made in connection with our refresh program and for retention purposes as follows:  Mr. Sridhar:  $2,000,010; Mr. Venkataraman: $1,666,680 and Mr. Furr: $2,000,010 and (iii) spot bonuses of RSUs as follows:  Mr. Sridhar:  $5,000,010 and Mr. Venkataraman: $1,359,000.

(3)

The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers during 2018 and 2017, if applicable, as computed in accordance with ASC 718.  See Note 2 to our 2018 consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 22, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.  The amounts reported in this column reflect the accounting cost for these stock options and do not purport to reflect the value that will be recognized by our named executive officers.  These options were granted in connection with our equity refresh program and for retention purposes.

(4)	Messrs. Venkataraman and Furr were not named executive officers prior to 2018 and, accordingly, 2017 compensation information for each has not been included.

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EXECUTIVE COMPENSATION

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding equity awards held as of December 31, 2018.

			Option Awards				Stock Awards
Name	Grant Date (1)		Option Awards – Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards – Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards – Option Exercise Price ($) (2)	Option Awards – Option Expiration Date	Stock Awards – Number of Unearned Shares That Have Not Vested (#)	Stock Awards – Market or Payout Value of Unearned Shares That Have Not Vested ($) (3)
KR Sridhar	6/2/2011		233,334	—	20.55	6/1/2021	—	—
	8/2/2012		733,333	—	30.35	8/1/2022	—	—
	9/11/2015		266,667	—	30.89	9/10/2025	—	—
	01/14/2016	(4)	—	—	—	—	2,537	25,319
	05/05/2016	(5)	—	—	—	—	213,000	2,125,740
	5/11/2017	(6)	—	—	—	—	424,382	4,235,332
	5/11/2017	(7)	405,392	479,117	30.96	5/10/2027	—	—
	7/24/2018	(8)	—	—	—	—	133,334	1,330,673
	7/24/2018	(9)	—	—	—	—	2,483,953	24,789,851
	7/24/2018	(10)	—	—	—	—	333,334	3,326,673
	7/24/2018	(11)	—	400,000	15.00	7/23/2028	—	—

Swaminathan Venkataraman	6/11/2009		53,334	—	3.87	6/11/2019	—	—
	8/5/2010		50,000	—	5.63	8/5/2020	—	—
	12/1/2011		40,000	—	24.00	11/30/2021	—	—
	12/15/2011		126,667	—	30.29	12/14/2021	—	—
	2/6/2014		50,000	—	30.81	2/6/2024	—	—
	9/11/2015	(12)	31,888	14,779	30.89	9/10/2025	—	—
	1/14/2016	(13)	—	—	—	—	1,868	18,643
	5/5/2016	(14)	—	—	—	—	43,614	435,268
	10/3/2016	(15)	31,268	15,399	30.96	10/2/2026	—	—
	10/3/2016	(16)	—	—	—	—	26,664	266,107
	7/24/2018	(17)	—	—	—	—	44,445	443,561
	7/24/2018	(18)	—	—	—	—	66,667	665,337
	7/24/2018	(19)	—	133,334	15.00	7/23/2028	—	—
	8/1/2018	(20)	—	—	—	—	366,847	3,661,133
	10/16/2018	(21)	—	50,000	27.18	10/15/2028	—	—
	10/16/2018	(22)	—	—	—	—	50,000	499,000

Randy Furr	5/14/2015		233,334	—	30.89	5/13/2025	—	—
	5/14/2015	(23)	—	—	—	—	3,890	38,822
	9/11/2015		33,333	—	30.89	9/10/2025	—	—
	05/05/2016	(24)	—	—	—	—	19,125	190,868
	10/03/2016	(25)	31,268	15,399	30.96	10/02/2026	—	—
	10/03/2016	(26)	—	—	—	—	19,998	199,580
	7/24/2018	(27)	—	—	—	—	80,000	798,400
	7/24/2018	(28)	—	—	—	—	53,334	532,273
	8/1/2018	(29)	—	—	—	—	394,735	3,939,455

(1)	All of the outstanding equity awards described in the footnotes below are granted under our 2002 Stock Plan, 2012 Stock Plan and 2018 Equity Incentive Plan.
(2)	This column represents the fair market value of a share of Class A or Class B common stock on the date of grant.
(3)

Represents the fair market value of the shares underlying the RSUs as of December 31, 2018, based on the closing price of our Class A common stock of $9.98 per share as reported on the NYSE. This value assumes that the fair market value of the Class B common stock underlying the RSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of the Class A common stock.

Bloom Energy Corporation   31

EXECUTIVE COMPENSATION

(4)	These RSUs vest 100% on January 25, 2019 with a deferred settlement date of September 25, 2019.
(5)	These RSUs vest as follows: 34% on January 25, 2019 with a deferred settlement date of September 25, 2019. 33% on January 25, 2020 and 33% on January 25, 2021.
(6)	These RSUs vest as follows: 50% on July 25, 2019 with a deferred settlement date of November 25, 2019 and 50% on July 25, 2020.
(7)	These stock options vest over a two-year period with 1/24th of the total shares vesting per month starting on January 1, 2018 and 1/24th per month thereafter.
(8)	These RSUs vest as follows: 100% on July 25, 2019 with a deferred settlement date of November 25, 2019.
(9)

These RSUs vest over two years in six-month intervals as follows:  25% on January 25, 2019 with a deferred settlement date of September 25, 2019, 25% on July 25, 2019 with a deferred settlement date of November 25, 2019, 25% on January 25, 2020 and 25% on July 25, 2020.

(10)	These RSUs vest as follows: 50% on January 25, 2019 with a deferred settlement date of September 25, 2019 and 50% on January 25, 2020.
(11)

These stock options vest in three equal annual installments commencing on the second, third and fourth anniversaries of July 25, 2018, so that the entire grant is fully vested on the fourth-year anniversary of July 25, 2018.

(12)	These stock options vest over a five-year period as follows: 20% of the shares vest on the first anniversary of July 1, 2015 and 1/60th of the shares vest monthly thereafter.
(13)	These RSUs vest 100% on January 25, 2019 with a deferred settlement date of March 25, 2019.
(14)	These RSUs vest as follows: 34% on January 25, 2019 with a deferred settlement date of March 25, 2019, 33% of on January 25, 2020 and 33% on January 25, 2021.
(15)	These stock options vest annually over a three-year period with vesting commencing September 15, 2016.
(16)	These RSUs vest as follows: 34% on January 25, 2019, with a deferred settlement date of March 25, 2019, 33% on January 25, 2020 and 33% on January 25, 2021.
(17)	These RSUs vest as follows: 100% on July 25, 2019, with a deferred settlement date of September 25, 2019.
(18)	These RSUs vest as follows: 50% on July 25, 2019, with a deferred settlement date of September 25, 2019, and 50% on July 25, 2020.
(19)

These stock options will vest in three equal annual installments commencing on the second, third and fourth anniversaries of July 25, 2018, so that the entire grant is fully vested on the fourth-year anniversary of July 25, 2018.

(20)

These RSUs vest over two years in six-month intervals as follows: 25% on January 25, 2019 with a deferred settlement date of March 25, 2019, 25% on July 25, 2019 with a deferred settlement date of September 25, 2019, 25% on January 25, 2020 and 25% on July 25, 2020.

(21)	These stock options vest annually over five years commencing October 16, 2018.
(22)	These RSUs vest annually over five years commencing October 16, 2018.
(23)	These RSUs vest 100% on January 25, 2019 with a deferred settlement date of May 24, 2019.
(24)	These RSUs vest as follow: 34% on January 25, 2019 with a deferred settlement date of May 24, 2019, 33% on January 25, 2020 and 33% on January 25, 2021.
(25)	These stock options vest annually over a three-year period with vesting commencing on September 15, 2016.
(26)	These RSUs vest as follows: 34% on January 25, 2019 with a deferred settlement date of May 24, 2019, 33% on January 25, 2020 and 33% on January 25, 2021.
(27)	These RSUs vest as follows: 50% on July 25, 2019 with deferred settlement date of September 25, 2019, and 50% on July 25, 2020.
(28)	These RSUs vest as follows: 50% on July 25, 2019 with deferred settlement date of September 25, 2019.
(29)

These RSUs vest over two years in six-month intervals as follows: 25% on January 25, 2019 with a deferred settlement date of May 24, 2019, 25% on July 25, 2019 with a deferred settlement date of September 25, 2019, 25% on January 25, 2020 and 25% on July 25, 2020.

32   2019 Proxy Statement

EXECUTIVE COMPENSATION

Additional Information

Offer Letters and Employment Arrangements

All of our named executive officers are employed on an at-will basis, with no fixed term of employment.  The initial terms and conditions of employment for each of our named executive officers are set forth in written offer letters.  Each of our named executive officers has also executed our standard form of confidential information, arbitration and invention assignment agreement.

Potential Payments Upon Termination or Change in Control

Under the terms of the offer letter with Randy Furr, if his employment is terminated without cause or by him for good reason within 12 months following a change of control, any unvested equity incentive awards at such time shall immediately accelerate for an additional twelve months of vesting, unless additional acceleration is provided in the change in control agreement.  In addition, each of Mr. Sridhar and Mr. Venkataraman have been granted awards under our 2002 Equity Incentive Plan, which provides for certain accelerated vesting in connection with a change of control.

401(k) Plan

We maintain a qualified 401(k) savings plan which allows eligible participants to defer up to 60% of eligible compensation, subject to applicable annual Code limits. We do not match any contributions made by our employees, including executives, but have the discretion to do so.

Bloom Energy Corporation   33

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, to our knowledge, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. We have deemed shares of our Common Stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of March 11, 2019 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage ownership and voting power of that person but have not treated them as outstanding for the purpose of computing the percentage ownership or voting power of any other person. Voting power under our Restated Certificate of Incorporation is calculated based on shares of Class A and Class B common stock actually outstanding as of the applicable record date.  Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

We have based percentage ownership and voting power of our Common Stock on 58,613,640 shares of Class A common stock and 54,325,909 shares of Class B common stock outstanding as of March 11, 2019.

34   2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following table presents information regarding those stockholders known to us to beneficially own more than 5% of our outstanding shares of Class A or Class B common stock.

5% Stockholders
	Class A Common Stock			Class B Common Stock (1)			% of Total Voting
	Shares		%	Shares		%	Power (2)
Canada Pension Plan Investment Board (3)	—		—	21,633,674	(4)	28.60%	26.54%
One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5 Canada
New Enterprise Associates 10, Limited Partnership (5)	1,333,333		2.27%	8,962,266	(6)	16.13%	14.81%
1954 Greenspring Drive, Suite 600, Timonium, MD 21093
Her Majesty the Queen in Right of the Province of Alberta as represented by Alberta Investment Management Corporation (7)	—		—	6,685,962	(8)	12.20%	11.02%
1100-10830 Jasper Avenue, Edmonton, A0 T5J 2B3, Canada
Kleiner Perkins Caufield & Byers IX-A, L.P. (9)	—		—	15,219,920	(10)	27.39%	24.78%
2750 Sand Hill Road, Menlo Park, CA 94025
Morgan Stanley (11)	238,294	(12)	*	3,615,315		6.65%	6.05%
1585 Broadway, New York, NY 10036
Future Fund Board of Guardians (13)	—		—	3,610,558		6.65%	6.00%
Level 42, 120 Collins Street, Melbourne VIC 300 Australia
BAMCO, Inc. (14)	3,077,655		5.25%	—		—	*
767 Fifth Avenue, 49th Floor, New York, NY 10153
T. Rowe Price Associates, Inc. (15)	2,934,163		5.01%	—		—	*
100 E. Pratt Street, Baltimore MD 21202

* Less than one percent.

(1)

Each share of Class B common stock will automatically convert into shares of our Class A common stock upon the occurrence of certain events.  In addition, Class B common stock may be converted into shares of Class A common stock at any time at the election of the holder. For purposes of this table, we have not included shares of Class A common stock that may be issued upon conversion of outstanding Class B common stock.

(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class.  The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.   We have deemed shares of our Common Stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of March 11, 2019 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage voting power of that person but have not treated them as outstanding for the purpose of computing the percentage voting power of any other person.

(3)

Information provided is based solely on a Schedule 13G filed with the SEC on August 10, 2018 in which Canada Pension Plan Investment Board reported that it has sole voting and dispositive power with respect to an aggregate of 21,633,674 shares.

Bloom Energy Corporation   35

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

(4)

Includes 21,321,099 shares of Class B common stock that are issuable upon conversion of 6% Convertible Senior Secured PIK Notes due 2020 and 312,575 shares of Class B common stock that were issued pursuant to the automatic cashless exercise of a warrant

(5)

Information provided is based solely on a Schedule 13G filed with the SEC on February 13, 2019 in which New Enterprise Associates 10, Limited Partnership (“NEA 10”) and certain affiliated entities and individuals reported that they have shared voting and dispositive power with respect to an aggregate of 10,295,599 shares of Common Stock.  NEA 10 is the record owner of 1,333,333 shares of Class A common stock and 7,729,639 shares of Class B common stock and a promissory note that can be converted any time into 1,232,627 shares of Class B common stock.

(6)	Includes 1,232,627 shares of Class B common stock issuable upon the conversion of a promissory note with a face amount of $12,500,000 convertible at any time at a rate of $11.25 per share.
(7)

Information provided is based solely on a Schedule 13G filed with the SEC on February 14, 2019 in which Her Majesty the Queen in Right of the Province of Alberta as represented by Alberta Investment Management Corporation and certain affiliated entities reported that they have shared voting and dispositive power with respect to an aggregate of 6,685,962 shares of Class B common stock.

(8)	Includes 468,548 shares of Class B common stock issuable within 60 days of March 11, 2019 upon the exercise of warrants to purchase Class B common stock.
(9)

Information provided is based in part on a Schedule 13G filed with the SEC on February 14, 2019 in which Kleiner Perkins Caufield & Byers IX-A, L.P. and certain affiliated entities reported that such entities have shared voting and dispositive power with respect to a total of 13,987,293 shares.

(10)	Includes a promissory note that can be converted any time into 1,232,627 shares of Class B common stock.
(11)

Information provided is based solely on a Schedule 13G/A filed with the SEC on February 13, 2019 in which Morgan Stanley  reported that it has shared voting power with respect to 3,634,933 shares and shared dispositive power with respect to 3,871,209 shares and Morgan Stanley Principal Investments, Inc. has shared voting and dispositive power with respect to 3,615,315 shares.

(12)	Includes 17,600 shares issuable upon the exercise of derivatives.
(13)

Information provided is based solely on a Schedule 13G filed with the SEC on January 31, 2019 in which Future Fund Board of Guardians and the Future Fund Investment Company No. 5 Pty Ltd reported that they have shared voting and dispositive power with respect to an aggregate of 3,610,558 shares.

(14)

Information provided is based solely on an Schedule 13G/A filed with the SEC on February 13, 2019 in which BAMCO, Inc. and certain affiliated entities and individual reported that they have shared voting power with respect to an aggregate of 2,840,629 shares and shared dispositive power with respect  an aggregate of 3,077,655 shares.

(15)

Information provided is based solely on a Schedule 13G/A filed with the SEC on February 14, 2019.   The Company believes these securities are owned by various individuals and institutional investors, for which T. Rowe serves as an investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe may be deemed to be a beneficial owner of such securities.

36   2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Directors and Executive Officers

	Class A Common Stock		Class B Common Stock (1)		% of Total Voting
Beneficial Owner	Shares	%	Shares	%	Power (2)
Kelly A. Ayotte	4,445	*	—	—	—
Mary K. Bush (3)	22,800	*	37,500	*	*
John Chambers	336,311	*	—	—	*
John Doerr (4)	1,333,333	2.27%	15,219,920	27.39%	25.00%
Colin Powell (5)	333,333	*	185,824	*	*
Scott Sandell (6)	1,333,333	2.27%	8,962,266	16.13%	14.81%
Peter Teti	—	—	—	—	—
Eddy Zervigon (7)	89,213	*	5,000	*	*
K.R. Sridhar (8)	8,000	*	3,199,162	5.70%	5.16%
Shares subject to voting proxy (9)	—	—	31,700,199	55.82%	50.60%
Total	8,000	*	34,899,361	61.45%	55.92%
Swaminathan Venkataramanan (10)	384,212	*	408,152	*	*
Randy Furr (11)	7,500	*	297,935	*	*
All Executive Officers and Directors as a Group (18 persons) (12)	3,972,126	6.75%	37,198,860	61.33%	56.50%

*	Less than one percent.
(1)

Each share of Class B common stock will automatically convert into shares of our Class A common stock upon the occurrence of certain events.  In addition, Class B common stock may be converted into shares of Class A common stock at any time at the election of the holder.  For purposes of this table, we have not included shares of Class A common stock that may be issued upon conversion of outstanding Class B common stock.

(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class.  The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.  We have deemed shares of our Common Stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of March 11, 2019 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage voting power of that person but have not treated them as outstanding for the purpose of computing the percentage voting power of any other person.

(3)	Includes 37,500 shares of Class B common stock subject to options exercisable within 60 days of March 11, 2019.
(4)

Includes 13,987,293 shares of Class B common stock held by Kleiner Perkins Caufield & Byers IX-A, L.P. and certain affiliated entities, (ii) a promissory note held by KPCB Holdings, Inc. that can be converted any time into 1,232,627 shares of Class B common stock and (iii) 1,333,333 shares of Class A common stock held by Mr. John Doerr, as trustee of the Vallejo Ventures Trust. 15,219,920 shares of Class B common stock are subject to a voting agreement in favor of Mr. Sridhar referred to in footnote (9) below.

(5)

Includes (i) 11,523 shares of Class B common stock held by The 2016 CLP 4-Year GRAT u/a dtd 10/16/2016 trust, (ii) 83,333 shares of Class B common stock subject to options exercisable within 60 days of March 11, 2019 and (iii) 5,000 shares of Class B common stock subject to RSUs vesting within 60 days of March 11, 2019.

(6)

New Enterprise Associates 10, Limited Partnership (“NEA 10”) and certain affiliated entities and individuals reported that they have shared voting and dispositive power with respect to an aggregate of (i) 1,333,333 shares of Class A common stock, (ii) 7,729,639 shares of Class B common stock and (iii) a promissory note that can be converted any time into 1,232,627 shares of Class B common stock. NEA as nominee, for the accounts of such individuals and entities who each exercise their own voting and dispositive control over such shares. 8,962,266 shares of Class B common stock are subject to a voting agreement in favor of Mr. Sridhar referred to in footnote (9) below.

(7)	Includes (i) 6,000 shares of Class B common stock held in an IRA account and (ii) 5,000 shares of Class B common stock subject to RSUs vesting within 60 days of March 11, 2019.

Bloom Energy Corporation   37

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

(8)

Includes (i) 33,136 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2008 Annuity Trust AS dated December 18, 2008, (ii) 33,136 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2008 Annuity Trust KS dated December 18, 2008, (iii) 55,630 shares of Class B common stock by KR Sridhar, as Trustee of the KR Sridhar 2010 Annuity Trust AS dated April 27, 2010, (iv) 55,630 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2010 Annuity Trust KS dated April 27, 2010, (v) 325,520 shares of Class B common stock held by The KR Sridhar and Sudha Sarma 2012 Irrevocable Trust and (vi) 1,822,996 shares of Class B common stock subject to options exercisable within 60 days of March 11, 2019.   By virtue of the relationship Mr. Sridhar has with each Trust above in this footnote, Mr. Sridhar is deemed to have voting and dispositive power of these shares.

(9)

Consists of shares of our Class A and Class B common stock held by other stockholders over which, except under limited circumstances, Mr. Sridhar holds an irrevocable proxy, pursuant to voting agreements between Mr. Sridhar and such stockholders, including certain of our directors and holders of more than 5% of our capital stock with respect to certain matters.  We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Sridhar exercises voting control over these shares.  Please see Voting Agreements below.

(10)

Includes (i) 290,000 shares of Class A common stock held by The Venkataraman Living Trust dated June 8, 2011, (ii) 382,858 shares of Class B common stock subject to options exercisable within 60 days of March 11, 2019, (iii) 25,294 shares of Class B common stock subject to RSUs vesting within 60 days of March 11, 2019 and (iv) 91,712 shares of Class A common stock subject to RSUs vesting within 60 days of March 11, 2019.

(11)	Includes 297,935 shares of Class B common stock subject to options exercisable within 60 days of March 11, 2019.
(12)	Includes shares subject to the voting proxy as set forth in footnote (9) above.

Voting Agreements

Our Chief Executive Officer entered into voting agreements with certain of our stockholders. These voting agreements cover 31,700,199 shares of Class B common stock, which represents approximately 53% of the outstanding voting power of our capital stock.  Under the voting agreement, stockholders agreed to vote all of their shares as directed by, and granted an irrevocable proxy to, Mr. Sridhar at his discretion on all matters to be voted upon by stockholders. The following directors and their affiliated entities and 5% stockholders have entered into a voting agreement: L. John Doerr and entities affiliated with KPCB Holdings, Inc., as nominee, Scott Sandell and entities affiliated with New Enterprise Associates and entities affiliated with Kuwait Investment Authority.  Each of the voting agreements will automatically terminate:

•	upon the liquidation, dissolution or winding up of our business operations;
•	upon the execution by us of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of our property and assets;
•	from and after the third anniversary of closing of our IPO, at any time upon such resolution by our Board of Directors;
•	upon the fifth anniversary of the closing of our IPO;
•

as to any shares of Class B common stock that are converted to Class A common stock pursuant to our certificate of incorporation and the Class A common stock resulting from such conversion (but such voting agreement shall remain effective as to any Class B common stock not so converted);

•

upon the date that is 60 days following the date on which KR Sridhar, or his successor under the voting agreement, ceases to provide services to us as one of our officers, unless a majority of the holders of our capital stock who are parties to the voting agreements designates such a successor on or before such date;

•

upon such date as of which none of the parties, other than KR Sridhar or his successor, to the then-outstanding voting agreements, was one of the five largest holders of our capital stock (which entered into a voting agreement) as of the closing of our IPO; or

•	at such time following the closing of this offering when there is no Class B common stock outstanding.

38   2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all of our directors and executive officers and, to our knowledge, beneficial owners of more than 10% of our Common Stock complied with the reporting requirements of Section 16(a) of the Exchange Act during 2018, except as set forth below.

Due to an administrative error, a Form 4 with respect to one transaction for each of Ms. Bush, Mr. Doerr and General Powell was filed late. In addition, the Form 3 for Mr. Zervigon failed to report an RSU held by him but has since been corrected.

Bloom Energy Corporation   39

PROPOSAL 2

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2019.  During the year ended December 31, 2018, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Principal Accountant Fees and Services” below.  Representatives of PricewaterhouseCoopers LLP will be at the 2019 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  However, we are submitting the appointment for ratification as a matter of good corporate practice.  If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain PricewaterhouseCoopers LLP.  Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the voting power of Common Stock, present or represented and entitled to vote at the 2019 Annual Meeting is required to approve the proposal.  Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal.

The Board of Directors and the Audit Committee recommend stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

40   2019 Proxy Statement

AUDIT MATTERS

AUDIT MATTERS

Principal Accountant Fees and Services

The following table provides information regarding the fees paid to PricewaterhouseCoopers LLP during the years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees (1)	$3,017,900	$2,168,500
Audit-Related Fees (2)	15,000	—
Total Audit and Audit-Related Fees	3,032,900	2,168,500
Tax Fees (3)	44,696	56,387
All Other Fees (4)	900	10,900
Total Fees	$3,078,496	$2,235,787

(1)

Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.  This category also includes fees for professional services provided in connection with our IPO, including comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-related fees for 2018 include services performed with respect to due diligence support provided to one of the Company's prospective power purchase agreement partners.
(3)

Tax Fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing documentation and dispositions.

(4)	All other fees relate to the purchase of accounting-related research software and property and equipment purchase credit research.

All services described above were pre-approved by the Audit Committee.  In connection with the audit of our fiscal year 2018 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for the Company.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures

The Audit Committee follows certain procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.  The Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

Bloom Energy Corporation   41

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight responsibilities pertaining to the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes.  Our Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor.  The Audit Committee’s authority and responsibility are more fully described in its charter, which is available on the Company’s website at www.bloomenergy.com by clicking on the links entitled “Investors” and then the “Corporate Governance” tab, under the “Committee Composition” heading.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles.   PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.   It is the role of the Audit Committee to oversee these activities.

In fulfilling its oversight responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements for the year ended December 31, 2018 with management and PricewaterhouseCoopers LLP;
•

discussed with PricewaterhouseCoopers LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB (Communication with Audit Committees Concerning Independence) and has discussed with PricewaterhouseCoopers LLP their independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Submitted by the following members of the Audit Committee:

Mary K. Bush (Chair)

Eddy Zervigon

42   2019 Proxy Statement

STOCKHOLDER PROPOSALS AND NOMINATIONS

STOCKHOLDER PROPOSALS AND NOMINATIONS

Rule 14a-8 Stockholder Proposals

To be considered for inclusion in the proxy materials for the 2020 annual meeting of stockholders, stockholder proposals must be submitted in writing by November 27, 2019, to our Corporate Secretary at 4353 North First Street, San Jose, CA 95134, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Bylaws.

Stockholder Nominations and Other Proposals

Our Bylaws provide that, in order for a stockholder to propose any matter (including nominations for directors) for consideration at the annual meeting that is not to be included in the Company’s proxy materials, such stockholder must deliver written notice to our Corporate Secretary no later than the close of business on the 75th day prior to the first anniversary of last annual meeting of stockholders, nor earlier than the close of business on the 105th day prior to the first anniversary of the last annual meeting of stockholders, with certain exceptions.  Such notice must include all of information set forth in our Bylaws.  For the 2020 annual meeting of stockholders, such nominations or proposal must be received no earlier than January 25, 2020 and not later than February 24, 2020.

Bloom Energy Corporation   43

OTHER MATTERS

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the 2019 Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the 2019 Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board of Directors.

By Order of the Board of Directors

Shawn M. Soderberg

Executive Vice President, General Counsel and Secretary

March 26, 2019

44   2019 Proxy Statement

Bloomenergy BLOOM ENERGY CORPORATION 4353 North First Street San Jose, California 95134 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of the information up until 11:59 p.m. Pacific Time, the day before the meeting date. Follow the instruction to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instruction above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Pacific Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 0000000000000000 SHARES NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR each of the nominees listed below: 1. Election of Class I Directors Nominees For Against Abstain 01) General Colin L. Powell 02) Scott Sandell 03) KR Sridhar The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000405169_1 R1.0.1.18 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com BLOOM ENERGY CORPORATION Annual Meeting of Stockholders May 9, 2019 11:00 a.m., PT This proxy is solicited by the Board of Directors The undersigned hereby appoints KR Sridhar and Shawn M. Soderberg, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company’s Class A common stock and Class B common stock for which proxies will be solicited for use in connection with the Annual Meeting of Stockholders, to be held on May 9, 2019 at the Courtyard by Marriot located at 111 Holger Way, San Jose, California 95134 at 11:00 am, PT, and at any adjournments, continuations or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: 0000405169_2 R1.0.1.18 Continued and to be signed on reverse side